ARMOUR RESIDENTIAL REIT, INC. REPORTS FINANCIAL RESULTS
FOR THE QUARTER ENDED DECEMBER 31, 2019

VERO BEACH, Florida -- February 19, 2020 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR-PBCL and ARR PRC) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended December 31, 2019.

Q4 2019 Highlights and Financial Information

◦	$58.5 million ($0.93 per Common share) total comprehensive income, based on 59,149,422 weighted average diluted Common shares outstanding, comprised of:

▪	$108.7 million ($1.78 per Common share) net income under Generally Accepted Accounting Principles (“GAAP”)

▪	$(50.2) million ($(0.85) per Common share mark-to-market) loss on available for sale Agency Securities recognized through other comprehensive income (loss) ("OCI")

◦
$36.5 million ($0.55 per Common share) Core Income including “Drop Income” (as defined below), which represents an annualized return of 10.5% based on stockholders’ equity at the beginning of the quarter

◦	$20.84 stockholders’ equity per Common share, an increase of 2.0% from September 30, 2019

◦	$0.51 per Common share dividends for Q4 at the rate of $0.17 per month

◦	Core Income exceeded dividends paid for the fourteenth straight quarter

◦	45,000 Common shares repurchased; current remaining repurchase authorization of 8,250,000 shares

◦	3.6% average yield on assets and 1.5% average net interest margin

◦	17.1% annualized average principal repayment rate (“CPR”)

◦	4.5% total economic return for the quarter, representing dividends plus change in stockholders' equity per Common share

◦	9.7% total shareholder return for the quarter, representing dividends plus change in New York Stock Exchange ("NYSE") price per Common share
At December 31, 2019

◦	$17.87 NYSE closing price per Common share

◦	$1.4 billion stockholders’ equity based on period-end stock outstanding of:
▪58,877,848 shares of Common Stock
▪8,383,344 shares of 7.875% Cumulative Redeemable Preferred Stock ("Series B Preferred Stock")

◦	$12.8 billion portfolio of securities, including $0.9 billion of Credit Risk and Non-Agency Securities

◦	$8.0 billion notional amount of interest rate swaps

◦	7.90 to 1 “leverage;” (based on repurchase agreements divided by stockholders’ equity)

◦	$648.7 million of liquidity in cash and unpledged securities (45.2% of stockholders’ equity)
Preferred Stock
On January 28, 2020, the Company completed the sale of 3,450,000 shares of its new 7.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) at a price of $25.00 per share before underwriting discounts and other offering expenses. Through February 14, 2020, the Company has issued another 1,200,000 shares of Series C Preferred Stock through our “at-the-market” offering program (“Preferred C ATM Program”) established on January 29, 2020. Total net proceeds raised to date from Series C Preferred Stock issuances is $113.4 million. The first full monthly Series C Preferred Stock dividend of $0.14583 will be paid on February 27, 2020 to holders of record as of February 15, 2020. A total of 5,350,000 shares of Series C Preferred Stock remain available for future sale through the Preferred C ATM Program.

On January 24, 2020, the Company mailed a notice of full redemption for all 8,383,344 shares outstanding of its Series B Preferred Stock effective on February 27, 2020 for $25 per share for a total of $209.6 million. The final full monthly Series B Preferred Stock dividend will also be paid on that date to holders of record as of February 15, 2020.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended December 31, 2019

February 19, 2020

Updated Information

◦	Common dividends per share - $0.17 to be paid on February 27, 2020, and March 27, 2020

◦	Series C Preferred Stock dividend per share - $0.14583 to be paid on February 27, 2020, and March 27, 2020

Total Comprehensive Income
The change in fair value of Agency Securities is reflected in OCI. The change in fair value of derivatives is reflected in current period net income. Total comprehensive income for Q4 2019 was approximately $58.5 million. Net income for Q4 2019 was approximately $108.7 million, including unrealized mark-to-market gain on derivatives of $80.4 million and gains on Credit Risk and Non-Agency Securities of $1.6 million, as well as $(13.8) million of realized loss on derivatives. Other comprehensive loss was $(50.2) million, including net unrealized loss on Agency Securities recognized through OCI of $(42.2) million.

Core Income, Including Drop Income
Core Income, including Drop Income, for the quarter ended December 31, 2019, was approximately $36.5 million, exceeding total dividend payments to stockholders for the quarter of $33.9 million. Core Income, including Drop Income, is a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income (as defined below). Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency and Credit Risk and Non-Agency Securities. Core Income has exceeded dividends paid by $44.6 million in the aggregate over 14 straight quarters, or $0.76 per Common share outstanding at December 31, 2019.

For a portion of its Agency securities the Company may enter into to-be-announced (TBA) forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.
Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.
Common Stock
The Company paid dividends of $0.17 per Common share of record for each month in Q4 2019. Payments to Common stockholders for Q4 2019 were approximately $30.2 million. Common dividends in the amount of $0.17 per Common share are to be paid on February 27, 2020, to holders of record on February 15, 2020, and on March 27, 2020, to holders of record on March 16, 2020. The Company's board of directors (the "Board") determines the Common share dividend rate based upon the REIT requirements and other relevant considerations. Dividends in excess of current tax earnings and profits for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

During Q4 2019, the Company repurchased 45,000 common shares, bringing the total of common shares repurchased since May 2019 to 1,000,000. At December 31, 2019, there were 8,250,000 authorized shares remaining under the Board's current repurchase authorization.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences.

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended December 31, 2019

February 19, 2020

Portfolio
As of December 31, 2019, the Company’s Agency Securities portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $11.9 billion on a trade date basis. The Company’s Credit Risk and Non-Agency Securities portfolio was valued at $0.9 billion. During Q4 2019, the annualized yield on the Company’s MBS portfolio (including TBA Agency Securities) was 3.6%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 2.1%, resulting in a net interest spread of 1.5% for Q4 2019.

Portfolio Financing, Leverage and Interest Rate Hedges
As of December 31, 2019, the Company financed its mortgage-backed securities portfolio with approximately $11.4 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of December 31, 2019, was 7.90:1 as calculated by dividing the amount outstanding under our repurchase agreements at period end by total stockholders' equity at period end. As of December 31, 2019, the Company’s liquidity totaled approximately $648.7 million, consisting of approximately $181.4 million of cash, plus approximately $467.3 million of unpledged securities (including securities received as collateral). As of December 31, 2019, the Company’s repurchase agreements had a weighted-average maturity of approximately 9 days, an average rate of 2.54% and a haircut of 5.16%.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $8.0 billion with a weighted average swap rate of 1.7%.

Regulation G Reconciliation
Core Income excludes impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus Drop Income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following tables reconcile the Company’s results from operations to Core Income and Core Income per Common share for the quarter ended December 31, 2019, (dollar amounts in millions, except per share amounts):

Core Income
(in millions)
GAAP net income	$108.7
Book to tax differences:
Credit Risk and Non-Agency Securities	(1.5)
Changes in interest rate contracts	(67.0)
Gain on Agency Security Sales	(8.0)
Drop Income	4.3
Core Income	$36.5
Less dividends on Preferred B Stock	(3.7)
Core Income available to common stockholders	$32.8
Core Income Per Common Share	$0.55

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ARMOUR Residential REIT, Inc. Reports Financial Results for the Quarter Ended December 31, 2019

February 19, 2020

Common Stock
As of December 31, 2019, there were 58,877,848 Common shares outstanding.

The following table shows the changes in stockholders’ equity per Common share during the quarter ended December 31, 2019:

Stockholders’ equity per Common share - September 30, 2019	$20.43
Core Income	0.55
Investment net gains	0.37
Common stock dividends	(0.51)
Stockholders’ equity per Common share - December 31, 2019	$20.84

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q4 2019 operating results on Thursday, February 20, 2020, at 8:30 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/33259. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, do not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional ARMOUR's most recent Company Update and information regarding the Company at the SEC’s Internet site at www.sec.gov, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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